UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 11, 2011
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)

333 Clay Street, Suite 1600 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 646-4100
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.
     On August 11, 2011, Plains All American Pipeline, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Vulcan Energy Corporation (the “Selling Unitholder”) and Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), that provides for the sale by the Selling Unitholder, and purchase by the Underwriters, of 7,500,000 common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriters were also granted an over allotment option for a period of 30 days to purchase up to an additional 1,125,000 common units. The material terms of the offering of the Common Units are described in the prospectus supplement, dated August 12, 2011, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Common Units is registered with the Commission pursuant to a Registration Statement on Form S-3 (Registration No. 333-155673) filed by the Partnership on November 25, 2008. Closing with respect to the Common Units is expected to occur on August 17, 2011.
     The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates and the Selling Unitholder, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.
     Certain of the Underwriters and their respective affiliates have performed investment and commercial banking and advisory services for the Partnership and its affiliates and for the Selling Unitholder and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Partnership, the Selling Unitholder or the Partnership and Selling Unitholder’s respective affiliates in the ordinary course of their business. In particular, affiliates of certain of the Underwriters are lenders under the Partnership’s credit facilities.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
1.1
Underwriting Agreement, dated August 11, 2011, by and among Plains All American Pipeline, L.P., Vulcan Energy Corporation and Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and UBS Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.
8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P. By: PAA GP LLC, its general partner By: PLAINS AAP, L.P., its sole member By: PLAINS ALL AMERICAN GP LLC, its general partner
By:	/s/ Tim Moore
	Name:	Tim Moore
	Title:	Vice President

Date: August 17, 2011

EXHIBIT INDEX

Exhibit
Number	Description
1.1
Underwriting Agreement, dated August 11, 2011, by and among Plains All American Pipeline, L.P., Vulcan Energy Corporation and Citigroup Global Markets Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and UBS Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.
8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.